Exhibit 10.23

AMENDMENT NUMBER ONE TO SECURITY AGREEMENT

AMENDMENT NUMBER ONE TO

SECURITY AGREEMENT

THIS AMENDMENT NUMBER ONE TO SECURITY AGREEMENT (this “Amendment”) is dated as of July 25, 2002 and is entered into by and among 3Com Corporation (“Grantor”), on the one hand, and Bank of America, N.A., as administrative agent for the various financial institutions that are or may from time to time become parties to the Credit Agreement referred to below (collectively, the “Lenders” and individually, a “Lender”) (in such capacity, together with its successors and assignees in such capacity, the “Agent”).  All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Security Agreement (as hereinafter defined).

R E C I T A L S

WHEREAS, Grantor, the Lenders and the Agent have entered into that certain Credit Agreement dated as of November 28, 2001 (as amended and supplemented, the “Credit Agreement”), and Agent and Grantor have entered into that certain Security Agreement, dated as of November 28, 2001 (as amended and supplemented the “Security Agreement”); and

WHEREAS, Grantor desires to amend the Security Agreement and the Agent and the Required Lenders are willing to do so, subject to the terms and conditions stated herein;

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Agent (on behalf of itself and the required Lenders) and the Grantor hereby agree as follows:

A G R E E M E N T

Section 1.              Amendment to the Security Agreement.  The Agent, Lenders and Grantor agree that Section 4(c)(D) of the Security Agreement is hereby amended in its entirety to read as follows:

“(D) on consignment, provided that the Grantor has taken all actions necessary to protect its interests in such Collateral against such consignees and their creditors (including the filing of precautionary financing statements against such consignees and has provided to Agent an assignment of such financing statements);  provided, however, that the Grantor may place on consignment (1) Inventory having a fair market value of approximately $4,000,000 and delivered prior to July 1, 2002 to America II Electronics at their warehouse at 2600 118th Avenue North, St. Petersburg, Florida 33716, and (2) Collateral having a fair market value of up to $250,000 per fiscal quarter, but in no event shall Grantor place on consignment Inventory having a fair market value of more than $2,500,000 outstanding at any one time, with any consignees, in each case without the necessity of taking the foregoing protective actions so long as such Collateral has not been included in the Borrowing Base (or if it has been included, it has been removed (with written notice to Agent) prior to delivery to the consignee); or”

Section 2.              Conditions Precedent.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

A.            Amendment.  A fully executed copy of this Amendment signed by the Grantor shall be delivered to Agent.

B.            Other Documents. Grantor shall have executed and delivered to Agent such other documents and instruments as Agent may reasonably require.

Section 3.              Miscellaneous.

A.            Survival of Representations and Warranties.  All representations and warranties made in the Security Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or Lenders or any closing shall affect the representations and warranties or the right of Agent or Lenders to rely thereon.

B.            Reference to Agreement.  The Security Agreement, each of the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Security Agreement as amended hereby, are hereby amended so that any reference therein to the Security Agreement shall mean a reference to the Security Agreement as amended hereby.

C.            Agreement Remains in Effect.  The Security Agreement and the Loan Documents, as amended hereby, remain in full force and effect and the Grantor ratifies and confirms its agreements and covenants contained therein.  The Grantor hereby confirms that, after giving effect to this Amendment and the Waiver Letter of even date herewith by Agent and addressed to the Grantor, no Event of Default or Default exists as of such date.

D.            Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

E.             APPLICABLE LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

F.             Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of Agent, the Lenders and Grantor and their respective successors and assigns; provided, however, that Grantor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent and Lenders.

G.            Counterparts.  This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

H.            Headings.  The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

I.              NO ORAL AGREEMENTS.  THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT BETWEEN AGENT AND GRANTOR AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AGENT AND GRANTOR.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date set forth above.

3COM CORPORATION,
a Delaware corporation

By:
Name:
Title:

BANK OF AMERICA, N.A.,
as Agent

By:
Name:
Title: